EXHIBIT 10.26


                      GOVERNMENT OF THE REPUBLIC OF GHANA

                                      AND

                              ADOM MINING LIMITED

               __________________________________________________


                               PROSPECTING LICENCE

               __________________________________________________


                                SOLICITOR OF THE
                                 SUPREME COURT


                  TERM:                 TWO (2) YEARS (RENEWABLE)

                  COMMENCEMENT:         08-05-1991

                  EXPIRY DATE:          07-05-1991

                  FILE NO.:

                                                                     LVB 2324/91

THIS AGREEMENT is made the 8th day of May 1991 BETWEEN THE GOVERNMENT OF THE REPUBLIC OF GHANA (hereinafter called "THE GOVERNMENT") acting by-the PNDC Secretary for Lands and Natural Resources (hereinafter called "THE SECRETARY") of the One Part and ADOM MINING LIMITED having its registered office at P. O. Box 0977, Osu-Accra (hereinafter called "THE COMPANY") of the Other Part.

WHEREAS:
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1) Government's policy to take all such steps as it deems appropriate and effective for prospecting for minerals throughout the territories of the Republic of Ghana and for producing these minerals thereby ensuring that the maximum possible benefits accrue to the nation from the exploitation of mineral resources.

2) In pursuit of the above policy Government desires to secure the co-operation of Companies which possess to the Government's satisfaction, the necessary financial and managerial qualifications and skills for carrying out mining operations.

3) The Company, whose financial, technical and managerial competence for undertaking mineral operations has been established to the Government's satisfaction, has declared itself willing to engage in prospecting operations in Ghana on the understanding that it shall bear the sole risk and cost of such prospecting operations trusting that after the achievement of commercial production, it shall enjoy the prospect of reasonable rewards.

The Company is also willing that once the prospecting operations come to an end and an economically and financially feasible mining project has been successfully established, the Government shall, if it so desires, have the option to participate in development and production operations.

WITNESSESS AS FOLLOWS:
----------------------

1. The Government hereby grants unto the Company the right and licence to Prospect for and prove gold under or in the area described in the Schedule hereto and demarcated on the map which forms part of this AGREEMENT (hereinafter called "the Licence Area") excluding any parts to be relinquished from time to time for a term of TWO (2) YEARS from the 8th day of May, 1991 with a right of extension as hereinafter provided.

2.    RIGHTS OF THE COMPANY:
      ----------------------

      a. The Company shall have the right to conduct such geological and geophysical investigations in the Licensed Area as it considers necessary to determine an adequate quantity of geologically proven and mineable reserve of gold.

      b. The Company may exercise all or any of the rights and powers granted hereunder through agents, independent contractors or sub-contractors.

      c. The Government shall secure for the Company, upon request by the Company, to the extent authorized by law and at the Company's expense, surface rights for the erection, operation and maintenance of buildings, works and installations together with such wayleaves as the Company may reasonably require for the exercise of its rights and obligations under this Agreement; provided that any damage to private propert shall be subject to adequate compensation by the Company.

      d. The Company shall not, however, conduct any operations in a sacred area and shall not, without the prior consent of the Secretary conduct any operations:

            i. within fifty yards of any building, installations, reservoir, dam, public road, railway or area appropriated for a railway; or

            ii. in an area occupied by a market, burial ground, cemetery or within a town or village or an area set apart for, used, appropriated or dedicated to a public purpose.

      e. Nothing contained in this Agreement shall be deemed to permit the Company to dispense with the necessity of applying for and obtaining any permit or authority which the Company may be required by law or regulation to obtain in respect of any works and/or activities to be carried out hereunder.

3.    RIGHTS OF THIRD PARTIES:
      ------------------------

      a. The Government reserves the right to grant Licenses to third parties for prospecting or enter into Agreements for the production of minerals other than gold in the Licensed Area, provided that any such activity shall not unreasonably interfere with the rights granted to the Company hereunder.

      b. The Company shall not hinder or prevent members of the local population from exercising the following customary rights and privileges in or over the Licensed Area:

            i.    to hunt game

            ii.   to gather firewood for domestic purposes

            iii.  to collect snails

            iv.   to till and cultivate farms

            v. to observe rites in respect of groves and other areas held to be sacred. Provided always that where the exercise of these customary rights and privileges unduly interferes with or obstructs the operations of the Company hereunder, the Company shall make arrangements with members of the said local population for the limitation or waiver of such rights and privileges, such arrangements to include the payment of compensation where necessary. The Government shall furnish such assistance as is reasonably required in the making of such arrangements.

4.    CONDUCT OF OPERATIONS:
      ----------------------

      a. The Company shall conduct all of its operations hereunder with due diligence, efficiency and economy to the maximum extent possible consistent with good mining industry practice and in a proper workmanlike manner observing sound technical and engineering principles and practices, using appropriate modern and effective equipment, machinery, materials and methods and to pay particular regard to the protection of the environment.

      b. The Company shall maintain all equipment and all pits and trenches in good repair and all excavated areas in safe and good condition and take all practicable steps:

            i.    to prevent damage to adjoining farms and villages;

            ii. to avoid damage to trees, crops, building, structures and other property in the Licensed Area to the extent however, that any such damage is unavoidable the Company shall pay fair and reasonable compensation. The Company shall provide and maintain in good repair and condition proper roads, gates, stiles and fences for the convenient occupation of the surface of the Licensed Area.

      c. The Company shall use its best efforts to exercise its rights and powers granted by this Agreement in such manner as not to cause interference with or avoidable obstruction or interruption to the felling of timber by the Licensed timber operators within the Licensed Area and the Government shall furnish assistance to the Company to make appropriate arrangements with such operators to permit the prospecting programme to proceed without interference or delay.

5.    WORKING OBLIGATIONS:
      --------------------

      a. The Company shall with due diligence and by means of modern geological, geophysical and other methods normally associated with mineral prospecting and within three months of the date of this Agreement or at such other time as the Secretary may specify, commence prospecting operations with a view to establishing the existence of gold in economic quantities.

      b. The Company, having prior to the commencement of this Agreement submitted its programme of work to the Government, shall carry out its operations in accordance with the programme and the Chief Inspector of Mines shall from time to time inspect the operations to ensure that the Company does so.

      c. The Company shall diligently continue to carry out its operations hereunder and shall spend as actual direct prospecting expenditure not less than the minimum amounts specified in its work programme.

      d. If on the termination or expiration of this Agreement for any reason other than force majeure the Company shall not have spent the amounts specified in the work programme, the difference between the amount actually expended and the stipulated minimum for the year in which termination or expiration takes place shall be paid to the Government within thirty days after the date of such termination or expiration.

6.    NOTIFICATION OF DISCOVERY OF OTHER MINERALS:
      --------------------------------------------

      The Company shall report forthwith to the Secretary, the Chief Inspector of Mines, the Director of Geological Survey and the Chief Executive of the Minerals Commission the discovery in the Licensed Area of any other minerals subject to satisfactory arrangements between the Government and the Company.

7.    SAMPLES
      -------

      a. The Company shall not during the currency of this Agreement destroy, except in analyses, any cores or samples obtained from the Licensed Area without the prior written consent of the Director of Ghana Geological Survey.

      b. The Company shall provide the Director of Ghana Geological Survey and the Chief Inspector of Mines with such samples from the Licensed Area as they may from time to time reasonably request.

8.    RECORDS
      -------

      a. The Company shall maintain at its registered office copies of the following:

            i. full and complete records and books of account relating to the prospecting programme in Ghana.

            ii. the detailed results and analysis of all investigations, surveys, boring, pitting and other testing conducted pursuant to the provisions of this Agreement.

      b. The records referred to in the foregoing paragraph shall include copies of all geological, geophysical, geochemical, drilling and pitting reports relating to the Licensed Area and all maps, drawings and diagrams pertaining to these reports.

      c. The said records, with the exception of proprietary technical information, shall be made available for inspection at reasonable times without delaying work on the prospecting programme, by the Chief Inspector of Mines and the Chief Executive, Minerals Commission, upon request, and shall be retained in Ghana, unless removed with Government's consent.

      d. Failure to keep such records and to produce them for inspection upon receipt of reasonable notice shall constitute just cause for the cancellation of this Licence.

9.    REPORTS
      -------

      a. The Company shall furnish to the Chief Inspector of Mines, the Director of Ghana Geological Survey and the Chief Executive of the Minerals Commission, not later than the 15th of each fourth month, a report giving a general description of the work done by the Company in the preceding quarter and containing a description accompanied by a sketch plan of the areas where any gold and any other minerals were found, particulars of the type of minerals found and the number and weight of samples taken, if any.

      b. All records, reports, plans and information which the Company is required to supply to the Government and its agents pursuant to the provisions of this Agreement shall be supplied at the expense of the Company.

      c. Any information or material supplied by the Company to the Government pursuant to the provisions of this Agreement shall be treated by the Government, its officers and agents as confidential and shall not be revealed to third parties except with the consent of the Company (which consent shall not be unreasonably withheld) for a period of 12 months with respect to technical information and 36 months with respect to financial information from the date of submission of such information. The

            Government and persons authorized by the Government may nevertheless use any such information received from the Company for the purpose of preparing and publishing general reports on minerals in Ghana.

10.   FINANCIAL OBLIGATION:
      ---------------------

      a.    The Company shall pay to the Government:

            i. in consideration of the grant of the right of prospecting for gold in the Licensed Area an amount of Two hundred and fifty thousand cedis ((cent)250,000.00) within 30 days from the date of this Agreement.

            ii. a yearly rent of Twenty one thousand nine hundred and ninety cedis ((cent) 21,990)

      b. Payment of the rent specified in the foregoing paragraph shall be made yearly in advance, the first year's payment having been made before the execution of this Agreement.

11.   ASSIGNMENT, MORTGAGE, ETC:
      --------------------------

      a. The Company shall not assign, mortgage, sublet or otherwise transfer this Agreement provided however that any of the rights and powers granted by this agreement or any interest therein may be transferred with the prior written consent of the Government.

      b. The Government may impose such conditions on the giving of such consent as it thinks fit.

12.   SURRENDER OF PART OF LICENSED AREA:
      -----------------------------------

      a. The Company may surrender at any time and from time to time by giving not less than three months' notice to the Chief Inspector of Mines and the Chief Executive of the Minerals Commission, all its rights hereunder in respect of any part or parts of the Licensed Area. The Company shall be relieved of all obligations in respect of the part or parts of the Licensed Area so surrendered except those obligations which accrued prior to the effective date of surrender.

      b. The Company shall leave the part of the Licensed Area surrendered and everything thereon in a safe condition. The Company shall take all reasonable measures to restore the surface of such part of the Licensed Area surrendered and all structures thereon not the property of the Company to their original condition. In the event that the Company fails to do so, the Chief Inspector of Mines shall make such part and everything thereon safe and in good condition at the expense of the Company.

13.   EXTENSION:
      ----------

      a. If the Company applies in writing to the Government not less than three months before the expiration of this Agreement for an extension of the term hereof and if the Company shall not be in default at that time in the performance of any of its obligations hereunder the Company may, subject to the provisions of the law, be granted an extension for a period not exceeding two years upon such terms and conditions as the parties may then agree.

      b. A further extension may be granted in accordance with the provisions of the Law.

14.   RE-ENTRY BY GOVERNMENT:
      -----------------------

      If the operations and activities of the Company in accordance with the prospecting programme shall cease in the Licensed Area before the same have been completed and if such cessation shall be due entirely to the fault of the Company, the Government may, upon giving the notice and following the procedure required in paragraph 15 below, re-enter the Licensed Area and take possession of all buildings, erections, plants and materials thereon without compensation to the Company (such right of entry not to prejudice any additional remedy of the Government), and thereupon the Agreement shall terminate.

15.   TERMINATION BY THE GOVERNMENT:
      ------------------------------

      a. The Government may, subject to the provisions of this paragraph, terminate this Agreement if any of the following events shall occur:

            i. the Company shall fail to make any of the payments described in this Agreement on the payment date; or

            ii. the Company shall contravene or fail to comply with any other condition of this Agreement; or

            iii. the Company shall become insolvent or commit any act of bankruptcy or enter into any agreement or composition with its creditors or take advantage of any law for the benefit of debtors or go into liquidation, whether compulsory or voluntary, except for the purposes of reconstruction or amalgamation; or

            iv. the Company knowingly submits any false statement to the Government in connection with this Agreement.

      b. If and whenever the Government decides to terminate this Agreement pursuant to clauses (i) and (ii) of the preceding sub-paragraph, the Government shall give the Company notice specifying the particular contravention or failure and permit the Company to remedy the same within twenty-one days of such notice or such longer period as the Secretary may specify in such notice as reasonable in the circumstances.

      c.    If the Company shall fail to remedy an event specified in clauses
            (i) and (ii) of sub-paragraph (a) of this paragraph within the stated period, or an event specified in clauses (iii) and (iv) of the said sub-paragraph shall occur, the Government may by notice to the Company terminate this Agreement.

      d. Upon termination of this Agreement by the Government every right of the Company hereunder shall cease (save as specifically otherwise provided hereunder) but subject nevertheless and without prejudice to any obligation or liability imposed or incurred under this Agreement or applicable law prior to the effective date of termination.

      e. No delay or omission or course of dealing by the Government shall impair any of its rights hereunder or be construed to be a waiver of an event specified in sub-paragraph (a) of this paragraph or acquiescence therein.

16.   ASSETS ON TERMINATION OR EXPIRATION:
      ------------------------------------

      Upon the termination or expiration of this Agreement, the Company may within Sixty days from the effective date of such termination, remove from the Licensed

      Area any structures and installations erected and any movables placed thereon by the Company. Any structures, installations and movables not so removed within the said period shall become the property of the Government without charge.

17.   FORCE MAJEURE:
      --------------

      a. Failure on the part of the Company to comply with any of the terms and conditions hereof (except the obligations to make payment of monies to the Government) shall not be grounds for cancellation or give the Government any claim for damages in so far as such failure arises from force majeure, the Company having taken all appropriate precautions, due care and reasonable alternative measures with the objective of avoiding such failure and of carrying out its obligations hereunder. The Company shall take all reasonable measures to remove such inability to fulfill the obligations hereunder with the minimum of delay.

      b. For purposes of this paragraph force majeure includes acts of God, war, insurrection, earthquake, storm, flood or other adverse weather condition but shall not include any event caused by the failure to observe good mining industry practice or by the negligence of the Company or any of its employees or contractors.

      c. The Company shall notify the Secretary within twenty-four hours of an event of force majeure affecting its ability to fulfill the terms and conditions hereof.

      d. The period of this Agreement shall be extended for a period of time equal to the period or periods during which the company was affected by any of the conditions set forth in sub-paragraph (b) of this paragraph, but not to exceed six months in the aggregate.

18.   FOREIGN EXCHANGE:
      -----------------

      a. Subject to sub-paragraph (b) of this paragraph the Company shall, during the term of this Agreement and so long as it does not derive any revenue from its operations hereunder, finance such operations in the following manner:

            i. by converting to Ghana currency through authorized dealers such amounts of foreign currency as will be sufficient to cover the Company's operating expenses required to be paid in Ghana currency including any payments to the Government and third parties provided that the terms of any loans obtained abroad shall be in conformity with current international, commercial and monetary conditions and that prior notice of such loans and advances shall be furnished to the Bank of Ghana.

            ii. By directly purchasing and/or hiring abroad as is necessary for conducting the prospecting programme with its foreign currency funds and importing to and/or using in Ghana freely and without restrictions such machinery, equipment, materials and services of any nature whatsoever as will be required by the Company for its operations hereunder.

      b. The Company may be required to pay all its rentals and other licensing fees to the Government in dollars or other freely convertible currency, or such currencies as shall be specified by the Bank of Ghana.

      c. All conversions of currency shall be made at the prevailing official rates of exchange.

19.   PRODUCTION AGREEMENT:
      ---------------------

      If upon the expiration of this Agreement the Company shall have carried out its obligations hereunder to the satisfaction of the Government and shall have successfully established to the Government that the development of a mine from ore reserves established within the Licensed Area is economically and financially feasible, then the Government shall grant to the Company the first option to (i) acquire a License for the purposes of mining gold in the Licensed Area, and (ii) participate in a mining Project in the Licensed Area subject to negotiation with the Government of satisfactory terms for such licence and participation.

20.   NOTICE:
      -------

      Any application, notice, consent, approval, direction, or instruction hereunder shall be in writing and shall be served by hand or by registered mail. Delivery by hand shall be deemed to be effective when made and delivery by registered mail shall be deemed to be effective at such time as it would in the ordinary course of registered mail be delivered to the addressee.

      Until changed by appropriate notice, the Company's address in Ghana is its registered office as set forth above and the addresses of the Government officials are as follows:

      i. The PNDC Secretary, Ministry of Lands and Natural Resources, P.O. Box M.212, Accra.

      ii.   The Chief Inspector of Mines, Mines Department, P.O. Box 254,
            Takoradi.

      iii. The Director of Geological Survey , Geological Survey Department, P.O. Box M.80, Accra

      iv.   The Chief Executive, Minerals Commission, P.O. Box M.248, Accra

      v.    The Chief Survey Officer, Survey Department, P.O. Box 191, Accra

      vi.   The Governor, Bank of Ghana, P.O. Box 2674, Accra.

21.   POLITICAL ACTIVITY:
      -------------------

      Neither the Company nor any of its employees who is not a citizen of Ghana shall engage in political activity of any kind in Ghana nor make a donation, gift or grant to any political party or for political purposes in Ghana.

22.   ARBITRATION:
      ------------

      Subject to the provisions hereof, if any time during the continuance of this Agreement or after its termination any question or dispute shall arise regarding the rights, powers, duties and liabilities of the parties hereto such question or dispute shall be referred to arbitration in accordance with the Arbitration Act 1961 (Act 38). In such event, there shall be two arbitrators, one to be appointed by each party.

23.   GOVERNING LAW:
      --------------

      This Agreement shall be governed by, construed and interpreted in accordance with the laws of Ghana.

24.   HEADINGS:
      --------

      The headings given to paragraphs in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

                         THE SCHEDULE ABOVE REFERRED TO:

All that pieces or parcels of land containing an approximate area of 43.98 square kilometers lying to the north and south of Latitudes 5(degree) 00 and 5(degree) 071 respectively; and bounded on the east by Longitude 1(degree) 52 and west by Longitude 1(degree) 57 in the Mpohor Wassa East district of the Western Region of the Republic of Ghana which piece or parcel of land is more particularly delineated on the plan annexed hereto for the purposes of identification and not of limitation.

IN WITNESS WHEREOF the parties hereto of the first part has hereunto set his hand and affixed the Seal of the Ministry of Lands and Natural Resources and the party hereto of the second part has hereunto caused its Common Seal to be affixed the day and year first above written.


SIGNED AND SEALED with the SEAL         )
of the Ministry of Lands and            )
Naturall Resources and DELIVERED by     )
the said PNDC Secretary for Lands and   )  /s/
Natural Resources for and on behalf of  )  Minister
the Government of the                   )  Ministry of Lands & Natural Resources
Republic of Ghana in the presence:      )

/s/
         Witness


The COMMON SEAL/STAMP of the said       )
ADOM MINING LIMITED                     )
was affixed to these presents and the   )
same were DELIVERED in the              )
presence of:                            )

/s/
         Managing Director

/s/
         Secretary

                                  OATH OF PROOF
                                  -------------

I, James Ackah, of Minerals Commission MAKE OATH and SAY that on the 8th day of May, 2004

I was present and saw the PNDC Secretary for Lands and Natural Resources duly execute the Instrument now produced to me and Marked "A" and that the said JOE AHIMA DANSO can read and write,

Sworn at Accra this...21st... day of May, 2001

Before Me

         /s/                           /s/ James Ackah
         REGISTRAR OF LANDS                DEPONENT

This is the Instrument Marked "A" Referred to in the Oath of James Ackah

SWORN before me this   21st... day of May, 2001

                                        /s/
                                        REGISTRAR OF LANDS

On the...21st...day of May, 1991 at 11:50 O'clock in the forenoon this Instrument was proved before me by the Oath of the within-named to have been duly executed by the within-named Joe Ahima Danso.

                                        /s/
                                        REGISTRAR OF LANDS
                                        Chief Registrar
                                        High Court Accra